                                                                    Exhibit 10.4


Portions of this exhibit have been omitted pending a determination by the Securities and Exchange Commission that certain information contained herein shall be afforded confidential treatment. The omitted portions are indicated by three asterisks.

         CABLE SALES REPRESENTATION AGREEMENT
         ------------------------------------

         This Agreement dated and effective as of April 15, 1996, between MEDIAAMERICA, INC., a New York corporation with an address at 11 West 42nd Street, New York, NY 10036 ("MAI") and GREAT AMERICAN COUNTRY, INC., a Colorado corporation with an address at 9697 East Mineral Avenue, Englewood, CO 80112 ("G*A*C"). The parties hereto agree as follows:

         1.  Engagement. Pursuant to the terms and conditions of this Agreement,
             ----------
G*A*C hereby engages MAI as G*A*C's exclusive sales representative (except as provided in Section 8) during the term of this Agreement through the area served by the Network (as defined below), such area to be known as the "Territory", in respect of advertising sales for the Network. The Territory shall be the United States. MAI hereby accepts the engagement and by doing so agrees to render those services customarily rendered by first-class sales representatives in the U.S. in the cable television industry. MAI's services hereunder shall be non-exclusive, it being understood and agreed that MAI is entitled to be the sales representative for services, producers and distributors other than G*A*C.

         2.  The Network. The Network to be represented by MAI hereunder is a 24
             -----------
hour a day cable network playing country music videos entitled "Great American Country" containing a minimum of four minutes of national advertising per hour. G*A*C shall promptly advise MAI of any additional such formats or changes to the formats and broadcast times/dates.

         3.  Parties' Obligations.
             --------------------

             3.1. MAI shall render its services hereunder with respect to all national advertising time, as defined herein and acknowledging grandfathered exclusions as specified in Exhibit A, to be inserted during the broadcasting of the Network (the "Advertisements"). In furtherance of its responsibilities hereunder, MAI will use its best efforts to promote the Network, maximize and collect Gross Sales (as defined below) derived from the Advertisements, and coordinate its sales activities with G*A*C personnel.

             3.2. MAI shall render the following services, without limitation, at MAI's sole expense:

                   3.2.1. engage in customary sales promotion activities to sell the Advertisements;

                   3.2.2. negotiate and enter into agreements with, and pay
                          commissions to, all advertising agencies and advertisers respecting the sale of the Advertisements. All orders for Advertisements shall be acceptable to G*A*C in its sole discretion. MAI shall furnish to G*A*C promptly upon execution, copies of all agreements entered into by MAI with respect to the Advertisements. MAI shall make no sales of Advertisements for any period which would extend beyond the termination of this Agreement (whether by expiration of its term or as a result of notice) without first receiving the written consent of G*A*C.

             3.3. MAI will provide information on sales to G*A*C as each sale is made. The G*A*C log will close at 5

                   P.M. Mountain Time each Thursday for the broadcast week beginning a week from the following Monday. Any advertising time within that broadcast week remaining unsold by MAI at closing will revert to G*A*C. Completed sales orders for each broadcast week along with appropriate television spots will be furnished by MAI to G*A*C one week in advance on the Monday preceding the Monday on which the broadcast begins.

             3.4 MAI shall by notice advise G*A*C at least ten (10) days before entering into any agreement to render services comparable to those of MAI under this Agreement to any cable television network. Such notice shall identify the contracting party and shall confirm that MAI will observe the provisions of Section 4.6 of this Agreement if they become applicable as a result of such other agreement.

        4.   Gross Sales; Compensation to MAI.
             --------------------------------

             4.1. "Gross Sales" shall mean any and all revenues and income and other consideration derived from the sales of advertising time, including sales of advertising on G*A*C's World Wide Web site as hereinafter defined in Section 8.(b)., by MAI hereunder in respect of the Advertisements pursuant to all contracts obtained by MAI during the term of this Agreement. "Adjusted Gross Sales" shall mean Gross Sales less only advertising agency or media buying service commissions (not to exceed 15 percent) actually paid by MAI to unaffiliated third parties. "Subscriber Advertising Value" shall mean the monetary value agreed upon by the parties from time to time during the term hereof which is to be ascribed to each full-time subscriber of G*A*C and which for the period commencing as of June 1, 1996 and ending on December 31, 1997 shall be deemed to be $0.50. "Threshold Amount" shall mean (i) with respect to the period from June 1, 1996 to December 31, 1996, $125,000; and (ii) with respect to each calendar year of the term or any renewal thereof, and agreed to in advance by both parties, an amount equal to the product of the then applicable Subscriber Advertising Value and the Network's full-time subscriber base at December 31 of the year preceding the calendar year for which such calculation is being made.

             4.2. MAI shall render bills in respect of all Gross Sales within five (5) business days after the end of the advertising schedule or the Standard Broadcast month in which the Network is broadcast and shall directly receive and use its best efforts to collect one hundred percent (100%) of all Adjusted Gross Sales. Copies of such bills shall be mailed concurrently to G*A*C.

             4.3. As compensation for its services under this Agreement, MAI shall receive (i) *** of all collected Adjusted Gross Sales for

                   Advertisements booked and run for the period April 1, 1996 to December 31, 1996 and for each calendar year of the term thereafter up to the applicable Threshold Amount and (ii)
                   *** of the excess over the applicable Threshold Amount of all collected Adjusted Gross Sales for Advertisements booked and run for the period June 1, 1996 to December 31, 1996 and for each calendar year of the term thereafter.

             4.4. MAI shall account to G*A*C with respect to collected Adjusted Gross Sales as and when received from advertisers or agencies, but in no event less often than monthly, commencing thirty (30) days after broadcast of the advertising schedule on the Network for as long as bills are outstanding. MAI shall remit G*A*C's share of Adjusted Gross Sales on a weekly basis for checks that were received by MAI that week. Copies of corresponding advertiser/ad agency checks will be forwarded to G*A*C along with G*A*C's share of Adjusted Gross Sales. A complete, detailed accounts receivable report will be forwarded to G*A*C on a monthly basis, within ten (10) days after the end of each month.

             4.5. It is expressly agreed that as to the percentage amounts of Adjusted Gross Sales which MAI has the right to receive pursuant to Section 4.2 above and which, if received and collected, it shall remit to G*A*C pursuant to this Agreement, MAI shall receive such funds in trust for and on behalf of G*A*C. MAI shall have no ownership interest in any of such amounts and such amounts shall not be available to any of the creditors of MAI.

             4.6.  ***

             4.7. The parties mutually agree to keep confidential the compensation payable under Section 4 of this Agreement, except if disclosure is required by law (including securities law disclosure requirements), or if such information is disclosed by MAI or is in the public domain.

        5.   Employees.
             ----------

             5.1. Neither G*A*C nor any of its subsidiaries, partners, joint venturers, employees or agents shall employ or offer to employ any of the current staff of MAI for a period of one
                   (1) year from the termination of this Agreement for any reason.

             5.2. Neither MAI nor any of its subsidiaries, partners, joint venturers, employees or agents shall employ or offer to employ any of the current staff of G*A*C for a period of one
                   (1) year from the termination of this

                   Agreement for any reason unless: (i) prior to the termination of this Agreement, G*A*C shall have assigned its rights and obligations hereunder pursuant to the provisions of Section 11.2, below, or (ii) if this Agreement is terminated because the Network has been discontinued by G*A*C.

          6.  Books and Records. G*A*C shall have the right to examine all of
              -----------------
MAI's books, records and other information relative to the sale of the Network Advertisements, the booking and collection of the Network's Gross Sales, the calculation of Adjusted Gross Sales, the relative contributions by G*A*C vis-a-vis others pursuant to Section 4.6 and all related matters upon reasonable advance written notice to MAI at any time and at a reasonable frequency, and shall have the right to commence arbitration thereon within one (1) year after the termination of this Agreement. In the event G*A*C's examination of MAI's books and records reveals an underpayment to G*A*C, then MAI shall promptly pay any underpayment.

          7.  Term of the Agreement.
              ----------------------

              7.1. The initial term of this Agreement shall commence as of April 15, 1996, and shall continue through and including December 31, 1998, unless sooner terminated as provided in this Agreement. At the end of the initial term, the agreement shall automatically be renewed for an additional three (3) year period, unless either party has notified the other in writing of its intention not to renew by no later than October 1, 1998.

             7.2. For any renewal term, in the event that Gross Sales hereunder are less than the Threshold Amount, as defined in Section 4.1 above, with respect to any given calendar year, G*A*C shall have the right to terminate this Agreement by giving at least sixty (60) days notice of such termination at any time after the calendar year then expiring.

             7.3. Upon the termination of this Agreement for any reason, if G*A*C (or its designee) shall collect Gross Sales derived from any contracts obtained by MAI during the term of this Agreement, G*A*C shall pay MAI the appropriate percentage (as determined under Section 4.3) of the Adjusted Gross Sales after deductions permitted herein (if any) and for which MAI shall continue to perform services, and MAI shall turn over all relevant records to G*A*C relating to the Network or sale of Advertisements. Each party agrees to cooperate during a transitional period from one sales organization to another.

          8.  Rights of G*A*C to Hire Other Sales Representative.
              ---------------------------------------------------

              (a) Notwithstanding any other provision of this Agreement, if the notice referred to in Section 7.1 is given by either party, G*A*C shall have the right at any time thereafter to hire another representative to sell advertising on its behalf prior to the termination of the Agreement. Such other representative may begin such activities immediately, provided that the advertising to be sold by it shall only be for periods on or after January 1, 1999.

              (b) MAI shall not be G*A*C's exclusive sales representative with respect to those accounts listed and described on Schedule A attached hereto and made a part hereof. In addition, MAI shall have the non-exclusive right to sell Advertisements for use on G*A*C's World Wide Web site, currently located at www.countrystars.com. In addition, MAI shall have the non-exclusive right to sell specific "per inquiry" advertising with the prior approval of G*A*C.

          9.  Meetings. The parties shall meet four (4) times each' calendar
              --------
year during the term of this Agreement for the purpose of reviewing the - performance of MAI and the working relationship of the parties.

          10.  Representations. Warranties and Indemnification. Each party
               -----------------------------------------------
hereby represents and warrants that it has the full power and authority to enter into this Agreement and to perform its obligations hereunder. G*A*C will use its best efforts to obtain all releases, authorizations, consents and waivers necessary for authorization to broadcast the material to be included in the Network. G*A*C hereby agrees to indemnify MAI from and against any claims made for unauthorized use by any persons, their heirs, assigns and the estates of any such persons, whose names, voices or material are to be included in the Network, and from and against any other losses resulting from a breach by G*A*C of these representations and warranties. Each party hereby agrees to indemnify and hold harmless the other party from and against any and all claims finally adjudicated, arbitrated or settled with the consent of both parties (which consent may not be unreasonably withheld), and any and all expenses (including reasonable attorneys' fees), damages, causes of actions and losses, arising out of a breach of any agreements, warranties or representations made by the indemnifying party.

          11.  General.
               -------

               11.1.  Notices. All notices and documents desired or required to
                      -------
                      be given to either party hereunder must be in writing and shall be deemed given on the date received, via express or certified mail, return receipt requested, or the date telexed or telefaxed, all charges prepaid, to the other party's respective address set forth above or to such other address as either party shall designate to the other in writing. All statements and payments required to be given to G*A*C hereunder shall be remitted to the address set forth below or to such other address as G*A*C shall designate in writing. A courtesy copy of all notices to MAI shall be sent to David Newberg, Esq., Pirro, Collier, Cohen, Crystal & Bock, 440 Park Avenue South, New York, New York 10016-8012, and all notices to G*A*C are to be sent to 9697 E. Mineral Avenue, Englewood, Colorado 80112,
                      Attn: Vice President and General Manager, with a courtesy copy to General Counsel, at the same address.

               11.2.  Assignment. Without the consent of MM, G*A*C shall have
                      ----------
                      the right to assign this Agreement to (i) any party acquiring all or a substantial portion of its assets, whether by merger, consolidation or otherwise, and (ii) to any affiliate of G*A*C, Any other assignment shall require the consent of MAI, which consent shall not be unreasonably withheld.

                      MAI may not assign this Agreement without the consent of G*A*C, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, G*A*C may terminate this Agreement on sixty (60) days prior written notice following notification to it that the right to elect a majority of the Board of Directors of MAI is no longer held by either Ronald Hartenbaum, Gary Schonfeld or both of them.

               11.3.  Arbitration. Any dispute arising between the parties to
                      -----------
                      this Agreement shall be submitted to and resolved by binding arbitration in New York City and in Denver, Colorado, in accordance with the rules of the American Arbitration Association then in effect. The site of such arbitration shall shift every six months, with the first site being New York City.

               11.4.  Entire Agreement: Relation of the Parties. This Agreement
                      -----------------------------------------
                      expresses the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all former agreements and understandings, whether oral or written, relating to the subject matter hereof. No amendment or modifications may be made except in a writing signed by the parties hereto. No waiver of default by either party shall constitute a waiver of any other default whether or not similar. Nothing contained in this Agreement shall be construed to constitute either party the employee, agent, partner or joint venturer of the other, it being understood and agreed that the relationship of the parties is that of independent contractors. This Agreement shall be construed in accordance with the laws of the State of Colorado applicable to agreements entered into and wholly performed therein.

                      MEDIAAMERICA, INC.,
                      a New York corporation

                      By: /s/ Ron Hartenbaum
                         -------------------------------
                         Ron Hartenbaum
                         Chairman

                      GREAT AMERICAN COUNTRY, INC., a Colorado corporation

                      By: /s/ Gregory J. Liptak
                         -------------------------------
                         Gregory J. Liptak
                         President

                                  SCHEDULE A

***

23502